CANADIAN WESTERN BANK

THIS GENERAL SECURITY AGREEMENT DATED MAY 14, 2003

BRANCH ADDRESS: 6127 Barlow Trail SE., Calgary, AB. T2C 4W8

1. DEFINITIONS

The following definitions shall apply herein:

(a) "Act" means the Personal Property Security Act of the Province of Alberta in effect on the date hereof;

(b) "Accessions", "Account", "Chattel Paper", "Consumer Goods", "Document of Title", "Equipment", "Financing Change Statement", "Financing Statement", "Goods", "Instrument", "Intangible", "Inventory", "Money", "Purchase Money Security Interest" and "Security" shall have the meanings ascribed to them in the Act and shall be deemed to include both the singular and plural of such terms. All other capitalized words or terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Act and the Regulations passed pursuant thereto:

(c) "Agreement", "herein", and similar expressions refer to the whole of this Security Agreement and not to any particular section or other portion thereof and extend to and include every instrument which amends or supplements this Agreement;

(d) "Bank" means CANADIAN WESTERN BANK;

(e) "Collateral" means all present and after-acquired personal property and Real Property of the Debtor of whatever kind and wherever situate, including, without limiting the generality of the foregoing, those specific items, if any, described on the attached Schedule "A", together with all documents, writings, papers, books of account and records relating to the foregoing and all rights and interests therein, but shall not include:

  The last day of any term of years reserved by any lease, verbal or written, or any agreement therefore now or hereafter held by the Debtor, it being the intention that the Debtor shall stand possessed of the reversion remaining in respect of any leasehold interest forming part of the Collateral upon trust to assign and dispose thereof as the Bank may after default direct;
  Consumer Goods, or
  Those specific items, if any, described on the attached Schedule "B";

(f) "Debtor" means Vencash Capital Corporation:

(g). "Default" means the happening of anyone or more of the events or conditions described in section 7 and such term shall be deemed to include each, any, or all such events or conditions, whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any Court or any order, rule or regulation of any administrative or governmental body;

(h) "Indebtedness" means and includes any and all obligations, indebtedness and liability of the Debtor to the Bank, (including but not limited to principal, interest and all costs on a full indemnity basis) present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wherever and however incurred, together with any ultimate unpaid balance thereof, whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again, and whether the Debtor is bound alone or with another or others and whether as principal or surety:

(i) "Permitted Encumbrances" means those specific security interests, if any, whether by way of mortgage, lien, claim, charge or otherwise, listed on Schedule "A" or hereafter approved in writing by the Bank prior to their creation or assumption:

(j) "Proceeds" shall have the meaning ascribed to it in the Act and shall be interpreted to include bank accounts, cash, trade-ins, Equipment, notes, Chattel Paper, Goods, contractual rights, Accounts and any other personal property or obligation received when Collateral or Proceeds thereof are sold, exchanged, collected or otherwise disposed of;

(k) "Real Property" means all of the Debtor's right, title and interest in and to all its presently owned or held and after acquired or held real, immovable and leasehold property and all interests therein, and all easements, right-of-way, privileges, benefits, licenses, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held, including all structures, plant and other fixtures;

(l) "Receiver" means anyone or more persons (whether officers of the Bank or not), firms or corporations appointed pursuant to subsection 9(f) and shall be deemed to include a receiver, manager, receiver-manager, or receiver and manager;

(m) "Security Interest" means the security interest and the floating charge granted by the Debtor to the Bank pursuant to this Agreement; and

(n) "Specifically Described Collateral" means those items, if any, described in Schedule "A" which comprise part of the Collateral.

2. GRANT OF SECURITY INTEREST

For value received (the receipt and sufficiency of which is hereby acknowledged):

a. the Debtor hereby grants, assigns, conveys, mortgages, pledges and charges, as and by way of a specific mortgage, pledge and charge and grants a continuing Security Interest to and in favor of the Bank in the Collateral (other than Real Property); and

b. the Debtor hereby charges the Real Property as and by way of a floating charge.

3. INDEBTEDNESS SECURED

The Security Interest secures payment and satisfaction of the Indebtedness; provided however, that if the Security Interest in the Collateral is not sufficient to satisfy the Indebtedness of the Debtor in full, the Debtor agrees that the Debtor shall continue to be liable for any Indebtedness remaining outstanding and the Bank shall be entitled to pursue full payment and satisfaction thereof.

4. ATTACHMENT OF SECURITY INTEREST

The Security Interest shall attach to the Collateral at the earliest possible moment in accordance with the Act, there being no intention on the part of the Debtor and the Bank that it attach at any later time.

5. REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

The Debtor represents and warrants, and a long as this Agreement remains in effect shall be deemed to continuously represent and warrant, that:

    the Debtor, if a natural person, is of legal age and, if a corporation, is duly organized, existing and in good standing under the laws of its incorporating jurisdiction and of each other jurisdiction in which the nature of its activities make such necessary;
  the Debtor has the right, power and authority to enter into this Agreement and to grant the Security Interest;
  the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and are not in contravention of any instrument by which the Debtor has been incorporated or continued, any instrument amending any such instrument, any internal regulation of the Debtor, any law, or any indenture, agreement or undertaking to which the Debtor is a party or by which it is bound;
  the Debtor has not previously carried on business, does not currently carry on business, and shall not, without the prior written consent of the Bank, in the future carry on business under any name other than the name set forth in paragraph 1(f);
  the Collateral is genuine and is legally and beneficially owned by the Debtor free of all security interests except for the Security Interest and the Permitted Encumbrances;
  the description of the Specifically Described Collateral, whether contained herein or provided elsewhere the Debtor to the Bank, is complete and accurate and all serial numbers affixed or ascribed to any of the Collateral have been provided to the Bank;
  each Chattel Paper, Intangible and Instrument constituting Collateral is enforceable in accordance with its terms against the party obligated to pay the same ("Account Debtor"), the amount represented by the Debtor to the Bank from time to time as owing by each Account Debtor shall be the correct amount owing unconditionally by such Account Debtor, and no Account Debtor shall have any defence, set-off, claim or counterclaim against the Debtor which can be asserted against the Bank, whether in any proceedings to enforce the Collateral or otherwise;
  the locations specified in the attached Schedule "C" as to business operations and records are accurate and complete and, except for Goods in transit to such locations and Inventory on lease or consignment, all Collateral shall be situate at one of such locations;
  all financial statements, certificates and other information concerning the Debtor's financial condition or otherwise from time to time furnished by the Debtor to the Bank are and shall be in all respects complete, correct and fair representations of the affairs of the Debtor stated in accordance with generally accepted accounting principles applied on a consistent basis;
  there has not been and shall not be a material adverse change in the Debtor's position, financial or otherwise, from that indicated by the financial statements which have been delivered to the Bank;
  there are no actions, suits or proceedings pending or, to the knowledge of the Debtor, threatened against the Debtor except as have been disclosed in writing to and approved by the Sank; and
  none of the Collateral is or shall be Consumer Goods.

6. COVENANTS OF THE DEBTOR

The Debtor covenants:

a. to defend the Collateral against the claims and demands of all other parties claiming the same or an interest therein and to keep the Collateral free from all security interests except for the Security Interest and the Permitted Encumbrances:

b. except as expressly permitted herein, not to sell, exchange, transfer, assign, destroy, lease or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Bank;

c. except as expressly permitted herein, not to move the Collateral from its current location, as indicated on Schedule "C", without the prior written consent of the Bank;

d. to assemble and deliver the Collateral to the Bank at such location as the Bank may direct;

e. to notify the Bank promptly in writing of:

    any change in the information contained in this Agreement including any information relating to the Debtor (including its name), the Debtor's business, the Collateral, or the locations of the Collateral or the records of the Debtor, so that the Bank shall be constantly advised of all places where the Debtor conducts its business, maintains the Collateral and maintains its records, the details of any significant acquisition of Collateral (including serial numbers where required under the Act in connection with registration or as otherwise requested by the Bank), and for the purposes of this Agreement "significant" shall mean any item or items the value of which exceeds in the aggregate $ , the removal of any of the Collateral to any jurisdiction in which any registration of, or in respect of, this Agreement may not be effective to protect the Security Interest, and in the case of such removal to provide the Bank with a written certificate stating the time of removal, what is being removed and the intended new locality of such Collateral, and to assist the Bank in effecting such further registrations as may be required by the Bank to protect its Security Interest; provided however that this provision shall not be construed as a waiver of any prohibition against removal or relocation of Collateral contained elsewhere in this Agreement, nor shall it be construed as permission to do so, the details of any claims or litigation affecting the Debtor or the Collateral, any loss or damage to the Collateral,
    any Default by an Account Debtor in payment or other performance of its obligations with respect to any Collateral, and the return to or repossession by the Debtor of any Collateral;

    f. to keep all of its property, including the Collateral, in good order, condition and repair and not to use the, Collateral in violation of the provisions of this Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation or ordinance having jurisdiction over the same;

    g. to execute, acknowledge and deliver such further agreements and documents supplemental hereto (including financing statements, further schedules to this Agreement, assignments and transfers) and to do all acts, matters and things as may be requested by the Bank in order to give effect to this Agreement and to perfect the Security Interest, including but not limited to any of the same which may be required to correct or amplify the description of any Collateral or for any other purpose not inconsistent with the terms of this Agreement;

    h. to pay all costs and expenses on a full indemnity basis (including legal fees as between a solicitor and his own client) incidental to:

    the preparation, execution and filing of this Agreement,
    maintaining, protecting and defending the Collateral, the Security Interest, and all of the Bank's rights and interest arising pursuant to this Agreement, and the exercise of any rights or remedies of the Bank pursuant to this Agreement, including but not limited to the costs of the appointment of a Receiver and all expenditures incurred by such Receiver, the cost of any sale proceedings (whether the same prove abortive or not), and all costs of inspection, and all other costs and expenses incurred by the Bank in connection with or arising out of, directly or indirectly, this Agreement, all without limitation. All such costs and expenses shall be payable by the Debtor immediately upon demand from the Bank and until paid shall bear interest from the date incurred by the Bank at the highest rate of interest then chargeable by the Bank to the Debtor on any of the Indebtedness. The amount of all such costs and expenses shall be added to the Indebtedness and shall be secured by this Agreement;

i. to punctually pay and discharge all taxes, rates, levies, assessments and other charges of every nature which might result in any lien, encumbrance, right of distress, forfeiture or termination or sale, or any other remedy being enforced against the Collateral and to provide to the Bank satisfactory evidence of such payment and discharge;

j. to maintain its corporate existence, and to diligently preserve all its rights, licenses, powers, privileges, franchises and goodwill;

k. to observe and perform all of its obligations and comply with all conditions under leases, licenses and other agreements to which it is a party or pursuant to which any of the Collateral is held;

l. to carry on and conduct its business in an efficient and proper manner so as to preserve and protect the Collateral and income therefrom;

m. to keep, in accordance with generally accepted accounting principles consistently applied, proper books of account and records of all transaction in relation to its business and the Collateral;

n. to observe and conform to all valid requirements of law and of any governmental or municipal authority relating to the Collateral or the carrying on by the Debtor of its business;

o. . at all reasonable times, to allow the Bank access to its premises in order to view the state and condition of its property and to inspect its books and records and make extracts therefrom;

p. to insure the Collateral for such periods, in such amounts, on such terms, with such insurers and against such loss or damage by fire and other such risks as the Bank reasonably directs, with loss payable to the Bank and the Debtor as insureds, as their respective interests may appear, to pay all premiums therefor, to deliver evidence of the same on request, and to do all acts necessary to obtain payment to the Bank of any insurance proceeds;

q. to prevent the Collateral from being or becoming an Accession or a fixture to other property not covered by this Agreement or other security granted by the Debtor in favor of the Bank;

r. to deliver to the Bank from time to time promptly upon request:

i. any Documents of Title, Instruments, Securities and Chattel Paper constituting the Collateral,

ii. all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral,

iii. all financial statements prepared by or for the Debtor regarding its business, or, where the Debtor is an individual, all tax returns and such personal financial statements as the Bank may request,

iv. all policies and certificates of insurance relating to the Collateral, and

v. such further information concerning the Collateral, the Debtor and the Debtor's business and affairs as the Bank may request;

s. not to change the present use of the Collateral; and

t. to comply with all other requirements of the Bank, whether in the nature of positive or negative covenants, as may be communicated by the Bank to the Debtor from time to time, including but not limited to those additional covenants, terms and conditions, if any, contained on the attached Schedule "D".

7. EVENTS OF DEFAULT

The following constitute Default:

{a) non-payment when due, whether by acceleration or otherwise, of any principal or interest forming part of the Indebtedness;

{b) failure of the Debtor to perform or observe any obligation, covenant, term, provision or condition contained in this Agreement or any other agreement, security instrument or other document made by the Debtor with or in favor of the Bank or any other person, firm or corporation;

{c) the death of or declaration of incompetency by a Court of competent jurisdiction with respect to the Debtor, if an individual;

{d) the Debtor becomes insolvent or makes a voluntary assignment or proposal in bankruptcy or otherwise acknowledges its insolvency, a bankruptcy petition is filed or presented against the Debtor, the making of an authorized assignment for the benefit of the creditors of the Debtor, the appointment of a receiver, reveiver-manager, receiver and manager or trustee for the Debtor or any assets of the Debtor, or the institution by or against the Debtor of any other type of insolvency proceeding under the Bankruptcy and Insolvency Act, Companies Creditors Arrangement Act or similar legislation in any jurisdiction;

{e) any act, matter or thing being done toward, or the commencement of any action or proceeding for, terminating the corporate existence of the Debtor, or if the Debtor is a partnership, the existence of the partnership, whether by way of winding-up, surrender of charter or otherwise;

{f) any encumbrance or security interest affecting the Collateral becomes enforceable;

{g) the Debtor ceases or threatens to cease to carry on its business or makes or proposes to make a bulk sale of its assets or any sale of the Collateral other than as expressly permitted herein;

{h) any execution or other process of any Court becomes enforceable against the Debtor or a distress or analogous process is levied upon the assets of the Debtor or any part thereof {whether or not forming part of the Collateral);

{i) the Debtor permits any amount which has been admitted as due by it or is not disputed to be due by it and which forms, or is capable of being made, a charge upon the Collateral in priority to, or pari passu with, the charge created by this Agreement to remain unpaid for 30 days after proceedings have been taken to enforce the same;

G) the Debtor allows any amount outstanding from it to the Crown pursuant to any federal or provincial statute to remain unpaid for 30 days or more;

{k) a corporate dispute occurs within the Debtor, if a corporation, {whether between or among its shareholders, directors, officers, employees or otherwise) which may hamper the business operations of the Debtor or otherwise adversely affect, in the sole opinion of the Bank, the Debtor's business assets or the Collateral;

{I) any representation or warranty furnished by or on behalf of the Debtor pursuant to or in connection with this Agreement {regardless of the form thereof or whether contained herein or elsewhere), whether as an inducement to the Bank to extend any credit to or to enter into this or any other agreement with the Debtor or otherwise proves to have been false or misleading as of the day made in any material respect or to have omitted any substantial contingent or unliquidated liability or claim against the Debtor;

{m) there is any material adverse change in any of the facts disclosed to the Bank, in the Debtor's position {financial or otherwise), or in the nature and value of the Collateral; or

(n) the Bank considers or deems, in its sole opinion, that the Security Interest and the Collateral are not sufficient security In relation to the extent of the Indebtedness.

For the purposes of Section 198.1 of the Land Title Act (British Columbia), the floating charge created by this Security Agreement over Real Property shall become a fixed charge thereon upon the earlier of:

(a) the occurrence of an event described in clause 7(d), (e), (f), (g), or (h); or

(b) the Bank taking any action pursuant to clause 9 to enforce and realize on the Security Interests created by this Security Agreement.

8. ACCELERATION

In the event of Default the Bank, in its sole discretion, may declare all or any part of the Indebtedness which is not by its terms payable on demand to be immediately due and payable, without demand or notice of any kind. The provisions of this clause shall not in any way affect any rights of the Bank with respect to any Indebtedness which may now or hereafter be payable on demand.

9. REMEDIES

Upon Default the Bank shall have the following rights and powers, which the Bank may exercise immediately:

(a) to enter upon the premises of the Debtor or any other premises where the Collateral may be situated and to take possession of all or any part of the Collateral, by any method permitted by law, to the exclusion of all others, including the Debtor, its directors, officers, agents and employees, and the Debtor hereby waives and releases the Bank and any Receiver from all claims in connection therewith or arising therefrom;

(b) to remove all or any part of the Collateral to such place as the Bank deems advisable;

I(c) to preserve and maintain the Collateral and to do all such acts incidental thereto as the Bank considers advisable, including but not limited to making replacements and additions to the Collateral;

(d) to collect, demand, sue on, enforce, recover and receive Collateral and give receipts and discharges therefor, and may do any such act and take any proceedings related thereto in the name of the Debtor or otherwise as the Bank considers appropriate;

(e) to sell, lease, or otherwise dispose of the Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as the Bank deems reasonable (including without ; limitation, by deferred payment) all in the Bank's absolute discretion and without the concurrence of the Debtor; provided however, that the Bank shall not be required to do so and it shall be lawful for the Bank to use and posses the Collateral for any and all purposes and in any manner the Bank sees fit, all without hindrance or interruption by the Debtor or any other person or persons, provided however that none of the foregoing shall prejudice the Bank's right to pursue the Debtor for recovery in full of the amount of the Indebtedness, including the amount of any deficiency owing after the application of the proceeds of realization (and to the extent permitted by laws, the Debtor waives its rights to the protection afforded by any rule of law or legislation respecting such deficiency);

(f) to appoint by instrument in writing, with or without bond, or by application to any Court of competent jurisdiction, a Receiver of the Collateral and to remove any Receiver so appointed and appoint another or others in his stead. Any such Receiver shall, so far as concerns responsibility for his acts, be deemed the agent of the Debtor and not of the Bank and the Bank shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his agents, servants or employees. Subject to the provisions of t the instrument appointing him, any such Receiver shall have the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Debtor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of the Collateral (including disposition by way of deferred payment). To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others including the Debtor, enter upon, use and occupy all. premises owned or occupied by the Debtor where Collateral may be situate, to employ and discharge such employees, agents or professional advisors as the Receiver deems advisable, to enter into such compromises, arrangements or settlements as the Receiver deems advisable, to borrow or otherwise raise money on the security of the Collateral and to issue Receiver's certificates and do all such other acts as the Receiver deems advisable in connection with any of the powers referred to herein. Except as may be otherwise directed by the Bank, all monies received from time to time by the Receiver in carrying out his appointment shall be received in trust for and paid over to the Bank. In addition, every Receiver may, in the discretion of the Bank, be vested with all or any of the rights and powers of the Bank under the Act or any other applicable legislation or under this Agreement or any other agreement;

g. to rescind or vary any contract for sale, lease or other disposition that the Debtor or the Bank may have entered into and to resell, release or redispose of the Collateral;

h. to deliver to any purchasers of the Collateral good and sufficient conveyances or deeds for the same free and clear of any claim by the Debtor. For such purposes, the purchaser or lessee receiving any disposition of the Collateral need not inquire whether Default under this Agreement has actually occurred but mayas to this and all other matters rely upon a statutory declaration of an officer of the Bank, which declaration shall be conclusive evidence as between the Debtor and such purchaser or lessee, and any such disposition shall not be affected by any irregularity of any nature or kind relating to the enforcement of this Agreement or the exercise of the rights and remedies of the Bank;

i. to exercise any of the powers and rights given to a Receiver pursuant to this Agreement;

j. to provide written notice to the Debtor that all the powers, functions, rights and privileges of the directors and officers of the Debtor with respect to the Collateral, business and undertaking of the Debtor have or shall cease as of the date notified therein, except to the extent specifically continued at any time by the Bank in writing; and

k. to take the benefit of or to exercise any other right, proceeding or remedy authorized or permitted at law or in equity, whether as a secured party pursuant to the Act as the same is in force from time to time or otherwise.

All rights and remedies of the Bank are cumulative and may be exercised at any time and from time to time independently or in combination. No delay or omission by the Bank in exercising any right or remedy shall operate as a waiver thereof or of any other right or remedy, and no singular partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Provided always that the Bank shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, maintain, lease or otherwise dispose of the Collateral, or to institute any proceedings for such purposes. The Bank shall have no obligation to take any steps to preserve rights against other parties, shall have no obligation to exercise any of the rights and remedies available to it on Default and shall not be liable or accountable for not exercising any such rights and remedies.

The Bank may waive any Default but no such waiver shall be effective unless made in writing and signed by an authorized officer of the Bank. Any such waiver shall not extend to, or be taken in any manner whatsoever to affect, any subsequent Default or the rights resulting therefrom.

By its acceptance of this Agreement, the Bank acknowledges that it shall not, except in the case of the bankruptcy of the Debtor, enforce this Security Agreement against any personal property of the Debtor used solely for the personal or household use and enjoyment of the Debtor or the Debtor's immediate family.

BANK MAY REMEDY DEFAULT

The Bank shall have the right, but shall not be obliged to, remedy any default of the Debtor and all sums thereby .expended by the Bank shall be payable immediately by the Debtor, together with interest thereon at the highest rate of interest then chargeable by the Bank to the Debtor on any portion of the Indebtedness. All such sums shall be added to the Indebtedness and shall be secured by this Agreement. In no case shall the exercise of the Bank's rights pursuant to this Section 10 be deemed to relieve the Debtor from such Default or be deemed a waiver of such Default or of any other prior or subsequent Default.

11. USE OF COLLATERAL

Subject to compliance with the Debtor's covenants contained herein and to the following provisions of this Section 11, until Default the Debtor may:

  in the case of Equipment, dispose of the same for the purpose of immediately replacing it by other Equipment of a similar nature or of a more useful or convenient character and of at least equal value;
  in the case of Inventory and Money, dispose of the same in the ordinary course of the business of the Debtor and for the sole purpose of carrying on the same; and
  otherwise possess, collect, use, enjoy and deal with the Collateral in the ordinary course of the Debtor's business in any manner not expressly or impliedly prohibited herein or otherwise inconsistent with the provisions of this Agreement.

Notwithstanding the foregoing:

  before pr after Default the Bank may notify all or any Account Debtors and may direct such Account Debtors to make all payments owed in respect of the Collateral directly to the Bank; and
  the Debtor agrees that any payments on or other Proceeds of Collateral received by the Debtor, whether before or after Default, shall be received and held by the Debtor in trust for the Bank and shall be turned over to the Bank upon request.

If the Collateral at any time includes Securities, the Debtor authorizes the Bank to transfer the same or any part thereof into its own name or that of its nominees so that the Bank or its nominees may appear on record as the sole owner thereof; provided however that until Default the Bank shall deliver to the Debtor all notices or other communications received by it or its nominees as registered owner and upon demand and receipt of payment of any necessary expenses shall issue to the Debtor or its order a proxy to vote and take all action with respect to such Securities. However, after Default the Debtor waives all rights to receive any notices or communications in respect of such Securities and agrees that no proxy issued by the Bank to the Debtor or its order as aforesaid shall thereafter be effective.

12. APPROPRIATION OF PAYMENTS

All payments made at any time in respect of the Indebtedness and all Proceeds realized from any Securities held therefor may be applied (and reapplied from time to time notwithstanding any previous application) in such manner as the Bank sees fit or, at the option of the Bank, may be held unappropriated in a collateral account or released to the Debtor all without prejudice to the rights of the Bank hereunder, including the Bank's right to collect from the Debtor the amount of any deficiency remaining after application of all such payments and Proceeds.

13. POWER OF ATTORNEY AND AUTHORIZATION TO FILE

The Debtor hereby authorizes the Bank to file such Financing Statements and other documents and do such acts, matters and things (including completing and adding schedules to this Agreement indentifying Collateral or location) as the Bank from time to time deems appropriate to perfect, continue and realize upon the Security Interest and to protect and preserve the Collateral. In addition, for valuable consideration, the Debtor hereby irrevocably appoints the Bank and its officers from time to time, or anyone or more of them, to be the true and lawful attorney of the Debtor, with full power of substitution, in the name of and on behalf of the Debtor to execute and to do all , deeds, transfers, conveyances, assignments, assurances, and other things which the Debtor ought to execute and do under the covenants and provisions contained in this Agreement and generally to use the name of the Debtor in the exercise of all or any of the rights, remedies and powers of the Bank.

14. MISCELLANEOUS

  The Bank may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, comprise, settle, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other securities as the Bank sees fit, all without prejudice to the liability of the Debtor to the Bank or to the Bank's rights in respect thereof. In addition, the Bank may demand, collect, and sue on the Collateral in either the Debtor's or the Bank's name, all at the Bank's option, and may endorse the Debtor's name on any and all cheques, commercial paper and other Instruments pertaining to or constituting the Collateral.
  Neither the execution or registration of this Agreement, nor the advance or readvance of part of the monies hereby intended to be secured, shall bind the Bank to advance or readvance the said monies or any unadvanced part thereof. The advance or readvance of the said monies or any part thereof from time to time shall be in the sole discretion of the Bank.
  The Debtor hereby waives protest of any Instrument constituting Collateral at any time held by the Bank on which the Debtor is in any way liable and, except as expressly prohibited by law, waives notice of any other action taken by the Bank.
  Without limiting any other right of the Bank, whenever the Indebtedness is due and payable or the Bank has the right to declare it to be due and payable (whether or not it has been so declared), the Bank may, in its sole discretion, set off against the Indebtedness any and all monies then owed to the Debtor by the Bank in any capacity, whether or not due, and the Bank shall be deemed to have exercised such right to set-off immediately at the time of making its decision to do so even though any charge therefor is made or entered on the Bank's records subsequent thereto.
  In any action brought by an assignee of this Agreement and the Security Interest or any part thereof to enforce any rights hereunder, the Debtor shall not assert against such assignee any claim or defence which the Debtor now has or may hereafter have against the Bank.

15. NOTICE

In addition to the notice provisions contained in the Act, whenever the Debtor or the Bank is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given only if delivered, transmitted by facsimile, or sent by prepaid registered mail addressed to the party for whom it is intended at the Branch Address, in the case of the bank, and at the Debtor Address, in the case of the Debtor, as set out herein or as changed pursuant hereto. Either party may notify the other of any change in such party's address to be used for the purposes hereof. All such communications shall, in the case of delivery or facsimile, be deemed received on the date of delivery and, if mailed as aforesaid, shall be deemed received on the third business day following the date of posting. In the case of a disruption in postal service all such communications shall be delivered or transmitted by facsimile.

16. INTERPRETATION

  This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.
  This Agreement and the security afforded by it is in addition to and not in substitution for any other security now or hereafter held by the Bank and is intended to be a continuing security agreement and shall remain in full force and effect until released in writing by the Bank. The Bank shall have no obligation to provide such release unless and until the full amount of the Indebtedness has been paid in full.
  If any provision of this Agreement is held invalid, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain in full force and effect and this Agreement shall be enforced to the fullest extent permitted by law.
  The Debtor hereby waives the benefit of all statutory, common law and equitable rights benefits and provisions which in any way limit or restrict the Bank's rights and remedies, to the extent that such waiver is not expressly prohibited by law. The Debtor acknowledges and agrees that the Bank shall have the right to recover the full amount of the indebtedness by all lawful means, including the right to seek recovery of any deficiency remaining after the sale of the Collateral, including any sale thereof to the Bank.
  The headings of the sections of this Agreement are inserted for convenience of reference only and shall not affect or limit the construction or interpretation of this Agreement.
  All schedules, whether attached hereto on the date hereof or subsequently attached pursuant to the provisions of this Agreement, form part of this Agreement. With the exception of any schedules which may be added hereafter by the Bank without the concurrence of the Debtor pursuant to the provisions of this Agreement, no modification, variation or amendment of this Agreement shall be made except by a written agreement executed by the Debtor and the Bank.
  When the context so requires, words importing the singular number shall be read to include the plural and vice versa, and words importing gender shall be read with all grammatical changes necessary to reflect the identity of the parties.
  This Agreement shall enure to the benefit of the Bank, its successors and assigns and shall be binding upon the I Debtor, its personal representatives, administrators, successors and permitted assigns. If more than one Debtor executes this Agreement, the obligations of the Debtor shall be joint and several.
  Time shall be in all respects of the essence of this Agreement.

17. RECEIPT OF DOCUMENTS

  The Debtor hereby acknowledges receiving a copy of this Agreement.
  The Debtor hereby waives its right to receive a copy of any Financing Statement, Financing Change Statement or verification statement which may be filed by or issued to the Bank pursuant to the Act.

 IN WITNESS WHEREOF the Debtor has executed this Agreement as of the day and or first above written.
Vencash Capital Corporation
Per: /s/ Douglas N. Mac Donald (Seal) if applicable
Per: /s/ Kim Law (Seal) if applicable
AUTHORIZED SIGNATORY(S)

IF DEBTOR IS AN INDIVIDUAL
_____________________ Witness	Name of Individual:
_____________________ Witness	Name of Individual:
DEBTOR ADDRESS: (Chief Executive Office, if Corporation, or residence if Individual) 3, 3620 -29th St. NE Calgary , AB T1Y 528
Facsimile:
If Debtor is an individual: State full given names and surname, in order, with surname last. _________________________________________________
Indicate Date of Birth (Day, Month, Year):___________________M [ ] F [ ]

SCHEDULE "A"

1. SPECIFICALLY DESCRIBED COLLATERAL

(a) Serial Number Goods

Make. Model. Year of Manufacture. Serial Number

(b) Other

2. PURCHASE MONEY SECURITY INTERESTS

3. PERMITTED ENCUMBRANCES

SCHEDULE "B"

PERSONAL PROPERTY NOT INCLUDED IN COLLATERAL

SCHEDULE "C"

    LOCATIONS OF DEBTOR'S BUSINESS OPERATIONS
      Chief Executive Office

      3, 3620 - 29th Street N.E.
      Calgary, Ab
      T1Y 5Z8

      Other Locations:

    1528 - 9th Ave. SE
    Calgary, AB
    T2G 0T7

    LOCATIONS OF RECORDS RELATING TO COLLATERAL
    LOCATIONS OF COLLATERAL

SCHEDULE "D"

ADDITIONAL COVENANTS, TERMS AND CONDITIONS

Dated: May 14,2003

FROM:

Vencash Capital Corporation
3, 3620- 29th St. NE
Calgary, Ab
T1Y 5Z8

TO: CANADIAN WESTERN BANK

________________________________________

GENERAL SECURITY AGREEMENT

________________________________________________

CANADIAN WESTERN BANK

FULL LIABILITY GUARANTEE

For value received the undersigned ("Guarantor") hereby guarantees to CANADIAN WESTERN BANK ("Bank") payment, forthwith after demand made therefor as hereinafter provided, of all indebtedness and liability (present and future, direct or indirect, absolute or contingent, matured or not) of Westsphere Financial Group Ltd. ("Customer") to the Bank whether arising from agreement or dealings between the Bank and the Customer or from agreement or dealings between the Bank and any third person by which the Customer now is or hereafter may become indebted or liable to the Bank or however otherwise arising and whether the Customer be bound alone or with another or others and whether as principal or surety or guarantor; and the Guarantor further agrees that:

  If more than one Guarantor executes this instrument the provisions hereof shall be read with all grammatical changes thereby rendered necessary and each reference to the Guarantor shall include the undersigned and each and every one of them severally and this guarantee and all covenants and agreements herein contained shall be deemed to be joint and several. This instrument shall be read with all grammatical changes made necessary by the Guarantor's or Customer's gender.
  The Bank may increase, reduce, discontinue or otherwise vary the Customer's credit, grant time, renewals, extensions, releases and discharges to, take and give up securities (which may include other guarantees), and otherwise deal with the Customer and other parties and securities as the Bank may see fit, and may apply all monies received from the Customer or others or from the sale or other disposal of security upon such part of the Customer's liability as the Bank may think best, without prejudice to or in any way limiting or lessening the liability of the Guarantor under this guarantee. The Guarantor's obligation to pay under this guarantee shall not be limited or reduced as a result of the termination, invalidity or unenforceability of any right of the Bank against the Customer or any other party (including other guarantors) for any cause whatsoever.
  This guarantee shall be a continuing security for payment by the Customer to the Bank of all the indebtedness and liability aforesaid; provided that the Guarantor may determine his further liability under this guarantee by 30 days written notice given to the branch of the Bank at which this guarantee is held but, if such notice be given, this guarantee shall apply and extend to any indebtedness or liability of the Customer to the Bank incurred prior to the expiration of 30 days from the date of receipt of such notice by the said branch of the Bank.
  The Bank shall not be bound to exhaust its recourse against the Customer or other parties or the securities that it may hold before being entitled to payment from the Guarantor under this guarantee.
  Any loss of or in respect of securities received by the Bank from the Customer or others, whether occasioned through the fault of the Bank or otherwise, shall not discharge or limit or lessen the liability of the Guarantor under this guarantee.
  Any change or changes in the name of the Customer, or, if the Customer is a partnership, any change or changes in the membership of the Customer's firm by death or by the retirement of one or more of the partners or by the introduction of one or more new partners or otherwise, shall not affect or in any way limit or lessen the liability of the Guarantor under this guarantee and this guarantee shall extend to the person, firm or corporation acquiring or from time to time carrying on the business of the Customer .
  All monies, advances, renewals and credits borrowed or obtained from the Bank shall be deemed to form part of the indebtedness and liabilities hereby guaranteed, notwithstanding any incapacity, disability, limitation of status or lack of power of the Customer or the directors, partners or agents thereof, or that the Customer may not be a legal entity, or any defect in the borrowing or obtaining of such money, advances, renewals or credits; and any amount which may not be recoverable from the Guarantor on the footing of a guarantee shall be recoverable from the Guarantor as principal debtor in respect thereof and it shall be paid to the Bank after demand therefor by the Bank.
  Any account settled or stated by or between the Bank and the Customer shall be accepted by the Guarantor as conclusive evidence that the balance or balance amount thereby appearing due by the Customer to the Bank is in fact so due.
  The Guarantor agrees not to assert any right of contribution against any other guarantor until the customer's indebtedness and liabilities have been paid in full. If the Bank should receive from the Guarantor a payment in full or on account of the indebtedness or liability under this guarantee, all rights of subrogation arising therefrom shall be postponed and the Guarantor shall not be entitled to claim repayment against the Customer or the Customer's estate until the Bank's claims against the Customer have been paid in full; and in the case of liquidation, winding up or bankruptcy of the Customer (whether voluntary or compulsory) or in the event that the Customer shall make a bulk sale of any of the Customer's assets within the bulk transfer provisions of any applicable legislations, or shall make any compromise with creditors or scheme of arrangement, the Bank shall have the right to rank for its full claim and receive all dividends or other payments in respect thereof until its claim has been paid in full and the Guarantor shall continue to be liable, up to the amount guaranteed, less any payments made by the guarantor, for any balance which may be owing to the Bank by the Customer. In the event of the valuation by the Bank of any of its securities and/or the retention of such securities by the Bank, such valuation and/or retention shall not, as between the Bank and the Guarantor, be considered as a purchase of such securities or as payment or satisfaction or reduction of the Customer's indebtedness or liabilities to the Bank, or any part thereof.
  Any notice or demand which the Bank may wish to give may be served on the Guarantor either personally on him or his legal personal representative or, in the case of a corporation, on any officer or director of the corporation, or by sending the same registered mail in an envelope addressed to the last known address of the Guarantor as it appears on the Bank's records and the notice so sent shall be deemed to be received on the fifth business day following that on which it is mailed.
  As security for the performance of the Guarantor's covenants herein and the payment of the present and future debts and liabilities of the Customer to the Bank, the Guarantor hereby grants to the Bank a security interest in all debts and liabilities, present and future, of the Customer to the Guarantor, all of which are hereby assigned by the Guarantor to the Bank and postponed to the present and future debts and liabilities of the Customer to the Bank. Any monies or other proceeds received by the Guarantor in respect of such debts and liabilities shall be received in trust for and forthwith paid over to the Bank, in whole, without in any way limiting or lessening the liability of the Guarantor hereunder. Notwithstanding anything to the contrary herein, the assignment and postponement contained in this paragraph 11 are intended to be and are independent of the remainder of this guarantee and may, at the option of The Bank, be severed therefrom. A notice of termination given by the Guarantor pursuant to paragraph 3 shall not terminate the provisions contained in this paragraph 11, which shall continue in full force and effect until released in writing by the Bank. The Guarantor hereby acknowledges receiving a copy of this guarantee and waives all rights to receive from the Bank a copy of any financing statement, financing change statement or verification statement filed or issued at any time in respect of this assignment. The Guarantor further acknowledges that, at the Bank's option, any additional security granted by the Guarantor in support of this guarantee shall be deemed to be incorporated into this guarantee by reference. In particular, the Guarantor acknowledges that such additional security shall be valid without the necessity of a further Guarantees Acknowledgement Act certificate.
  The Guarantor shall be currently liable under this guarantee at any time for the full amount of the debts and liabilities of the Customer to the Bank then outstanding, provided that the Guarantor shall not be in default under or in breach of this guarantee unless and until the Bank has made demand upon the Guarantor hereunder and the Guarantor has failed to pay the amount demanded or otherwise failed to comply with such demand forthwith following receipt (or deemed receipt) of such demand. In the case of default the Bank may maintain an action upon this guarantee whether or not the Customer is joined therein or separate action is brought against the Customer or judgment obtained against him. The Bank's rights are cumulative and shall not be exhausted by the exercise of any of the Bank's rights hereunder or otherwise against the Guarantor or by any successive actions until and unless all indebtedness and liability hereby guaranteed has been paid and each of the Guarantor's obligations under the guarantee has been fully performed.
  The Guarantor shall pay to the Bank on demand (in addition to all debts and liabilities of the Customer hereby guaranteed) all costs, charges and expenses (including, without limitation, lawyer's fees as between solicitor and his own client on a full indemnity basis) incurred by the Bank for the preparation, execution and perfection and enforcement of this guarantee and of any securities collateral thereto, together with interest thereon, both before and after demand, default and judgment, calculated from the date of payment by the Bank of each such cost, charge and expense until payment by the Guarantor hereunder, at a rate per annum equal to 3% above the rate published by the Bank from time to time as the Bank's prime lending rate. A statement signed by any officer of the Bank confirming the Bank's prime lending rate at any time or times shall be conclusive evidence thereof for all purposes under this guarantee.
  This instrument is in addition and without prejudice to any other securities of any kind including any other guarantees, whether or not in the same form as this instrument, now or hereafter held by the Bank. Without limiting the generality of the foregoing, all limits and evidence of liability pursuant to any guarantee now or hereafter held by the Bank shall be cumulative.
  There are no representations, warranties, collateral agreements or conditions with respect to this guarantee or affecting the Guarantor's liability hereunder other than as contained herein. Without restricting the generality of the foregoing, this guarantee shall be operative and binding upon every signatory hereto notwithstanding the non-execution hereof by any other proposed or intended signatory or signatories.
  This instrument shall be construed in accordance with the laws of Alberta, and the Guarantor agrees that any legal suit, action or proceedings arising out of or relating to this instrument may be instituted in the courts of such province or territory and the Guarantor hereby accepts and irrevocably submits to the jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgment thereof, provided that nothing herein ~ shall limit the Bank's right to bring proceedings against the Guarantor elsewhere.
  This instrument shall extend to and enure to the benefit of the successors and assigns of the Bank and shall be binding upon the Guarantor and the heirs, executors, administrators and successors of the Guarantor.

GIVEN under seal at Calgary, Alberta this14th. day of May, 2003 .

(corporate seal(s) if corporate guarantor(s))

VENCASH CAPITAL CORPORATION
_________________________________ Witness:	/s/ Doug N. Mac Donald Doug N. Mac Donald, President & CEO
________________________________ Witness:	/s/ Kim Law Kim Law, VP Finance

CANADIAN WESTERN' BANK

Office: 6127 Barlow Trail SE., Calgary Date: May 23, 2003

DD/MM/YY

DEMAND NOTE

FOR VALUE RECEIVED the undersigned, jointly and severally if more than one, promise(s) to pay to or to the order of CANADIAN WESTERN BANK ("Bank") at the above office of the Bank:

ON DEMAND the principal sum of ( $250.000.00 ) -Two Hundred and Fifty Thousand xx/OO Dollars;

AND WITHOUT DEMAND, interest at a variable rate per annum (both before and after maturity, default and judgment) equal to the rate established by the Bank from time to time as the Bank's prime lending rate for Canadian Dollar Loans ("Prime Rate") plus 2.00% per cent on the outstanding balance of the principal sum owing from time to time. Interest shall be calculated daily and compounded and payable monthly. Overdue interest shall bear interest at the same variable rate.

The interest rate payable hereunder shall vary automatically without, notice to any interested party hereto, on each occasion on which the Bank's Prime Rate is varied. The Bank's Prime Rate as of the date hereof is 5.00% per cent per annum and the interest rate payable hereunder as of the date,hereof is 7.00% per cent per annum.

Westsphere Financial Group Ltd.
/s/ Douglas N. Mac Donald, President/CEO
Bank Officer's Initials	/s/ Kim Law, VP of Finance/CFO

CONSENT OF THE SHAREHOLDERS OF

VENCASH CAPITAL CORPORATION (THE "CORPORATION")

WHEREAS Westsphere Financial Group Ltd. (the "Borrower") has applied to Canadian Western Bank (the "Bank") for a credit facility in the principal sum of TWO HUNDRED & FIFTY THOUSAND DOLLARS ($250,000) pursuant to the terms of a demand credit facility to the Borrower by the Bank, to be secured, inter alia, by a Full Liability Guarantee, to be granted the Corporation to and in favour of the Bank (the "Guarantee");

WHEREAS the Corporation has agreed to guarantee the obligations of the Borrower to the Bank and grant the Guarantee to the Bank in respect thereto;

WHEREAS section 45 of the Business Corporations Act (Alberta) provides that the Corporation is not required to disclose to its shareholders financial assistance that it gives to any person if all of the shareholders have consented to giving the financial assistance;

WHEREAS the entering into of the Guarantee constitutes financial assistance to an affiliate of a shareholder of the Corporation; and

WHEREAS the shareholders of the Corporation have agreed to consent to the giving of the financial assistance by the Corporation pursuant to the Guarantee.

NOW THEREFORE BE IT RESOLVED:

  That the shareholders of the Corporation adopt and ratify the commitment letter (the "Commitment Letter") dated May 7, 2003 between the Bank and the Borrower, true copy of which has been provided to the shareholders.

  That the shareholders of the Corporation consent to the giving of the financial assistance by the Corporation contemplated by the Commitment Letter and the Guarantee.

  This consent may be executed in separate counterparts, and all such executed counterparts when taken together shall constitute one consent. The Corporation shall be entitled to rely on delivery of a facsimile copy of the executed consent and such facsimile copy shall be legally effective to create a valid and binding consent.

  This consent be effective as of the 14th day of May, 2003.

Westsphere Assets Corporation, Inc.

Per: /s/ D. Mac Donald
D. Mac Donald, President & CEO